Exhibit 99.1

FOR IMMEDIATE RELEASE	NASDAQ: NSIT

INSIGHT ENTERPRISES, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2013 RESULTS

TEMPE, AZ – February 12, 2014 – Insight Enterprises, Inc. (NASDAQ: NSIT) (the “Company”) today reported results of operations for the quarter and year ended December 31, 2013.

For the fourth quarter of 2013 compared to the fourth quarter of 2012:

•	Net sales increased 4% to $1.4 billion.

•	Gross profit remained relatively flat at $181.2 million, with gross margin decreasing approximately 40 basis points to 13.0% of net sales.

•	Earnings from operations decreased 2% to $35.9 million, or 2.6% of net sales.

•	Net earnings decreased 2% to $20.4 million, while diluted earnings per share increased 4% to $0.48.

•	Excluding severance and restructuring expenses, net earnings on a non-GAAP basis increased 9% to $24.1 million, and diluted earnings per share on a non-GAAP basis increased 16% to $0.57.*

•	The Company repurchased approximately 353,000 shares of its common stock for $7.8 million during the fourth quarter of 2013.

For the full year 2013 compared to the full year 2012:

•	Net sales decreased 3% to $5.1 billion.

•	Gross profit also decreased 3% to $698.9 million, with gross margin remaining flat at 13.6% of net sales.

•	Earnings from operations decreased 18% to $121.2 million, or 2.4% of net sales.

•	The Company’s effective tax rate was 38.0% compared to 35.9% in 2012.

•	Net earnings decreased 23% to $71.0 million, and diluted earnings per share decreased 21% to $1.64.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 2013 Results, Page 2	February 12, 2014

•	Excluding severance and restructuring expenses and the gain on bargain purchase of Inmac in 2012, net earnings on a non-GAAP basis decreased 15% to $80.8 million, and diluted earnings per share on a non-GAAP basis decreased 12% to $1.87.*

•	The Company generated $76.1 million of cash from operations in 2013, compared to $67.4 million in 2012.

•	The Company repurchased approximately 3.0 million shares of its common stock for $57.8 million during 2013.

“We are pleased with our financial results in the fourth quarter. We returned to year over year growth on the top line in North America and EMEA, we executed better than expected against recently announced partner program changes, and we continued to control our operating costs, which all led to solid results in the quarter,” stated Ken Lamneck, President and Chief Executive Officer. “As we head into 2014, the foundation of our business is stronger. The integration of our IT systems in North America and EMEA is complete, and we have a strong management team in place. Market demand is improving, particularly in North America, our largest segment, and we have a healthy balance sheet to support growth. We believe we are well positioned heading into to the new year,” added Lamneck.

SEGMENT OVERVIEW

In North America, net sales were $942.8 million for the fourth quarter of 2013, an increase of 4% compared to sales of $908.3 million for the fourth quarter of 2012. Net sales of hardware and services increased 7% and 9%, respectively, year over year, while net sales of software decreased 3% year to year. Gross profit of $122.1 million was up 4% year over year, with gross margin remaining flat at 12.9%. Selling and administrative expenses in North America in the fourth quarter of 2013 remained flat, increasing by $276,000, or less than 1%, compared to the fourth quarter of 2012. During the fourth quarter of 2013, North America had $771,000, $496,000 net of tax, of severance and restructuring expenses, compared to $535,000, $336,000 net of tax, during the fourth quarter of 2012. As a result, earnings from operations in North America increased 14% year over year to $31.5 million, or 3.3% of net sales, in the fourth quarter of 2013, compared to $27.5 million, or 3.0% of net sales, in the fourth quarter of 2012. Excluding severance and restructuring expenses in both periods, earnings from operations in North America on a non-GAAP basis increased 15% year to year to $32.2 million, or 3.4% of net sales, in the fourth quarter of 2013 compared to $28.0 million, or 3.1% of net sales, in the fourth quarter of 2012.*

The Company’s EMEA operating segment reported net sales of $397.6 million for the fourth quarter of 2013, an increase of 5% in U.S. dollars compared to the fourth quarter of 2012. Excluding the effects of foreign currency movements, net sales increased 2% year over year. Net sales of hardware and software were up 2% and 7%, respectively, year over year, while net sales of services declined 5% year to year, all in U.S. dollars. Excluding the effects of foreign currency movements, hardware net sales were flat year to year while software sales increased 3% year over year and services net sales declined 7% compared to the fourth quarter of 2012. Gross profit of $49.1 million was down 3% in U.S. dollars, 6% excluding the effects of foreign currency movements, with gross margin decreasing to 12.4% for the fourth quarter of 2013 from 13.4% in the fourth quarter of 2012. Selling and administrative expenses in EMEA in the fourth quarter of 2013 were down 2%, or $851,000, compared to the fourth quarter of 2012 in U.S. dollars and, excluding the effects of foreign currency movements, were down 5% year to year. During the fourth quarter of 2013, EMEA recorded severance and restructuring expenses of $3.6 million, $3.2 million net of tax, compared to $1.3 million, $991,000 net of

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 2013 Results, Page 3	February 12, 2014

tax, reported for the fourth quarter of 2012. As a result, earnings from operations in EMEA decreased 81% year to year to $776,000, or 0.2% of net sales, in the fourth quarter of 2013 compared to $4.0 million, or 1.1% of net sales, in the fourth quarter of 2012. Excluding severance and restructuring expenses in both periods, earnings from operations in EMEA on a non-GAAP basis decreased 17% year to year to $4.4 million, or 1.1% of net sales, in the fourth quarter of 2013 compared to $5.3 million, or 1.4% of net sales, in the fourth quarter of 2012.*

The Company’s APAC operating segment reported net sales of $54.8 million for the fourth quarter of 2013, a decrease of 9% compared to the fourth quarter of 2012 in U.S. dollars, or a decrease of less than 1% excluding the effects of foreign currency movements. Gross profit was $10.0 million, a decrease of 17% year to year in U.S. dollars, 8% excluding the effects of foreign currency movements, with gross margin decreasing to 18.2% for the fourth quarter of 2013 from 20.0% in the fourth quarter of 2012. Selling and administrative expenses in APAC decreased $578,000, or 8%, year to year in U.S. dollars, but were flat excluding the effects of foreign currency movements year to year. As a result, earnings from operations in APAC decreased 28% year to year to $3.7 million, or 6.7% of net sales, in the fourth quarter of 2013 compared to $5.1 million, or 8.5% of net sales, in the fourth quarter of 2012.

Throughout this “Segment Overview” section, the Company refers to changes in net sales, gross profit and selling and administrative expenses in EMEA and APAC excluding the effects of foreign currency movements. In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the average translation rate for the current period.

Net of tax amounts referenced above were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded.

*	A tabular reconciliation of financial measures prepared in accordance with United States generally accepted accounting principles (“GAAP”) to non-GAAP financial measures is included at the end of this press release.

GUIDANCE

For the full year of 2014, the Company expects the global IT market to grow in the low- to mid-single digit range. The Company expects its business to grow slightly faster than the market. The Company expects diluted earnings per share for the full year 2014 to be between $1.97 and $2.07.

This outlook reflects:

•	The adverse effect on gross profit of previously announced partner program changes in the software category of between $15 and $20 million;

•	an effective tax rate of 38% to 39%;

•	the completion of the Company’s current share repurchase program of up to $42 million in the first half of the year; and

•	capital expenditures of $15 to $20 million.

This outlook does not reflect severance and restructuring expenses.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 2013 Results, Page 4	February 12, 2014

CONFERENCE CALL AND WEBCAST

The Company will host a conference call and live web cast today at 5:00 p.m. ET to discuss fourth quarter and full year 2013 results of operations. A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at www.insight.com, and a replay of the web cast will be available on the Company’s web site for a limited time following the call. To listen to the live web cast by telephone, call 1-877-402-8904 if located in the U.S., 678-809-1029 for international callers, and enter the access code 55746054.

USE OF NON-GAAP FINANCIAL MEASURES

The non-GAAP financial measures exclude severance and restructuring expenses in 2013 and 2012, a gain on bargain purchase in 2012 and the tax effect of these items. The Company excludes these charges when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments. These non-GAAP measures are used to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors. The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 2013 Results, Page 5	February 12, 2014

FINANCIAL SUMMARY TABLE

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,			Years Ended December 31,
Insight Enterprises, Inc.	2013	2012	% change	2013	2012	% change
Net sales	$1,395,158	$1,346,675	4%	$5,144,347	$5,301,441	(3%)
Gross profit	$181,155	$180,393	—	$698,887	$719,676	(3%)
Earnings from operations	$35,943	$36,580	(2%)	$121,237	$148,153	(18%)
Net earnings	$20,407	$20,767	(2%)	$71,021	$92,763	(23%)
Diluted EPS	$0.48	$0.46	4%	$1.64	$2.07	(21%)

North America
Net sales	$942,758	$908,295	4%	$3,470,760	$3,626,357	(4%)
Gross profit	$122,052	$117,554	4%	$472,187	$478,522	(1%)
Earnings from operations	$31,474	$27,490	14%	$106,482	$116,054	(8%)

EMEA
Net sales	$397,596	$378,438	5%	$1,469,174	$1,463,607	—
Gross profit	$49,133	$50,874	(3%)	$191,324	$203,845	(6%)
Earnings from operations	$776	$3,981	(81%)	$3,897	$20,383	(81%)

APAC
Net sales	$54,804	$59,942	(9%)	$204,413	$211,477	(3%)
Gross profit	$9,970	$11,965	(17%)	$35,376	$37,309	(5%)
Earnings from operations	$3,693	$5,109	(28%)	$10,858	$11,716	(7%)

	North America			EMEA			APAC
	Three Months Ended December 31,			Three Months Ended December 31,			Three Months Ended December 31,
Sales Mix	2013	2012	% change*	2013	2012	% change*	2013	2012	% change*
Hardware	62%	60%	7%	33%	34%	2%	4%	2%	67%
Software	33%	35%	(3%)	65%	64%	7%	93%	94%	(10%)
Services	5%	5%	9%	2%	2%	(5%)	3%	4%	(16%)

	100%	100%	4%	100%	100%	5%	100%	100%	(9%)

	North America			EMEA			APAC
	Years Ended December 31,			Years Ended December 31,			Years Ended December 31,
Sales Mix	2013	2012	% change*	2013	2012	% change*	2013	2012	% change*
Hardware	61%	62%	(5%)	34%	37%	(7%)	3%	2%	29%
Software	33%	32%	(4%)	64%	61%	4%	94%	94%	(4%)
Services	6%	6%	1%	2%	2%	23%	3%	4%	(8%)

	100%	100%	(4%)	100%	100%	—	100%	100%	(3%)

*	Represents growth/decline in category net sales on a U.S. dollar basis.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 2013 Results, Page 6	February 12, 2014

FORWARD-LOOKING INFORMATION

Certain statements in this release and the related conference call and web cast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including the Company’s expectations relative to the growth of the global IT market and its expected 2014 financial results, capital expenditures, earnings performance and diluted earnings per share, and the assumptions relating thereto, including the effective tax rate, the effect on gross profit of partner program changes and the Company’s plans concerning the completion of its share repurchase program, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements. Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012:

•	the Company’s reliance on partners for product availability and competitive products to sell as well as the Company’s competition with its partners;

•	the Company’s reliance on partners for marketing funds and purchasing incentives;

•	changes in the IT industry and/or rapid changes in technology;

•	disruptions in the Company’s IT systems and voice and data networks, including risks and costs associated with the integration and upgrade of the Company’s IT systems;

•	actions of the Company’s competitors, including manufacturers and publishers of products the Company sells;

•	general economic conditions;

•	failure to comply with the terms and conditions of the Company’s commercial and public sector contracts;

•	the security of the Company’s electronic and other confidential information;

•	the integration and operation of acquired businesses, including the Company’s ability to achieve expected benefits of the acquisitions;

•	the Company’s dependence on certain personnel;

•	the variability of the Company’s net sales and gross profit;

•	the risks associated with the Company’s international operations;

•	exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations; and

•	intellectual property infringement claims and challenges to the Company’s registered trademarks and trade names.

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company assumes no obligation to update, and does not intend to update, any forward-looking statements unless required by law. The Company does not endorse any projections regarding future performance made by third parties.

CONTACTS:	GLYNIS BRYAN	HELEN JOHNSON
	CHIEF FINANCIAL OFFICER	SENIOR VP, TREASURER
	TEL. 480.333.3390	TEL. 480.333.3234
	EMAIL glynis.bryan@insight.com	EMAIL helen.johnson@insight.com

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 2013 Results, Page 7	February 12, 2014

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Net sales	$1,395,158	$1,346,675	$5,144,347	$5,301,441
Costs of goods sold	1,214,003	1,166,282	4,445,460	4,581,765

Gross profit	181,155	180,393	698,887	719,676
Operating expenses:
Selling and administrative expenses	140,799	141,952	564,910	565,206
Severance and restructuring expenses	4,413	1,861	12,740	6,317

Earnings from operations	35,943	36,580	121,237	148,153
Non-operating (income) expense:
Interest income	(259)	(340)	(1,230)	(1,468)
Interest expense	1,560	1,351	6,337	6,101
Gain on bargain purchase	—	—	—	(2,022)
Net foreign currency exchange loss (gain)	445	409	194	(463)
Other expense, net	332	385	1,412	1,337

Earnings before income taxes	33,865	34,775	114,524	144,668
Income tax expense	13,458	14,008	43,503	51,905

Net earnings	$20,407	$20,767	$71,021	$92,763

Net earnings per share:
Basic	$0.48	$0.47	$1.65	$2.09

Diluted	$0.48	$0.46	$1.64	$2.07

Shares used in per share calculations:
Basic	42,181	44,571	43,012	44,413

Diluted	42,491	45,003	43,289	44,834

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 2013 Results, Page 8	February 12, 2014

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$126,817	$152,119
Accounts receivable, net	1,257,910	1,371,356
Inventories	97,268	100,896
Inventories not available for sale	38,705	31,249
Deferred income taxes	16,436	16,387
Other current assets	57,528	29,543

Total current assets	1,594,664	1,701,550
Property and equipment, net	132,820	143,513
Goodwill	26,257	26,257
Intangible assets, net	35,765	47,405
Deferred income taxes	58,651	64,013
Other assets	19,561	18,765

	$1,867,718	$2,001,503

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$850,951	$982,611
Accrued expenses and other current liabilities	156,491	158,621
Current portion of long-term debt	217	602
Deferred revenue	44,146	40,287

Total current liabilities	1,051,805	1,182,121
Long-term debt	66,949	80,000
Deferred income taxes	443	2,312
Other liabilities	31,603	31,779

	1,150,800	1,296,212

Stockholders’ equity:
Preferred stock	—	—
Common stock	420	446
Additional paid-in capital	348,703	369,300
Retained earnings	353,854	315,888
Accumulated other comprehensive income – foreign currency translation adjustments	13,941	19,657

Total stockholders’ equity	716,918	705,291

	$1,867,718	$2,001,503

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 2013 Results, Page 9	February 12, 2014

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Years Ended December 31,
	2013	2012
Cash flows from operating activities:
Net earnings	$71,021	$92,763
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	41,544	41,177
Provision for losses on accounts receivable	4,696	4,195
Write-downs of inventories	3,719	3,089
Write-off of property and equipment	606	596
Non-cash stock-based compensation	6,430	8,548
Gain on bargain purchase	—	(2,022)
Excess tax benefit from employee gains on stock-based compensation	(909)	(1,966)
Deferred income taxes	3,445	8,978
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	111,545	(141,182)
(Increase) decrease in inventories	(7,391)	27,477
Increase in other current assets	(30,650)	(5,816)
Decrease in other assets	735	9,207
(Decrease) increase in accounts payable	(130,657)	56,442
Increase (decrease) in deferred revenue	1,197	(11,196)
Increase (decrease) in accrued expenses and other liabilities	735	(22,848)

Net cash provided by operating activities	76,066	67,442

Cash flows from investing activities:
Acquisition, net of cash acquired	—	(3,831)
Purchases of property and equipment	(19,024)	(30,152)

Net cash used in investing activities	(19,024)	(33,983)

Cash flows from financing activities:
Borrowings on senior revolving credit facility	835,328	803,953
Repayments on senior revolving credit facility	(851,828)	(885,953)
Borrowings on accounts receivable securitization financing facility	875,000	581,000
Repayments on accounts receivable securitization financing facility	(872,000)	(534,000)
Payments on capital lease obligation	(671)	(1,017)
Net (repayments) borrowings under inventory financing facility	(1,581)	22,900
Payment of deferred financing fees	—	(2,777)
Proceeds from sales of common stock under employee stock plans	—	2,641
Excess tax benefit from employee gains on stock-based compensation	909	1,966
Payment of payroll taxes on stock-based compensation through shares withheld	(3,094)	(3,288)
Repurchases of common stock	(57,774)	—

Net cash used in financing activities	(75,711)	(14,575)

Foreign currency exchange effect on cash balances	(6,633)	4,899

(Decrease) increase in cash and cash equivalents	(25,302)	23,783
Cash and cash equivalents at beginning of year	152,119	128,336

Cash and cash equivalents at end of year	$126,817	$152,119

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Insight Q4 2013 Results, Page 10	February 12, 2014

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Consolidated Earnings from Operations:
GAAP	$35,943	$36,580	$121,237	$148,153
Severance and restructuring expenses	4,413	1,861	12,740	6,317

Non-GAAP	$40,356	$38,441	$133,977	$154,470

Consolidated Net Earnings:
GAAP	$20,407	$20,767	$71,021	$92,763
Severance and restructuring expenses, net of tax	3,651	1,327	9,786	4,264
Gain on bargain purchase, net of tax	—	—	—	(1,699)

Non-GAAP	$24,058	$22,094	$80,807	$95,328

Consolidated Diluted EPS:
GAAP	$0.48	$0.46	$1.64	$2.07
Severance and restructuring expenses, net of tax	0.09	0.03	0.23	0.10
Gain on bargain purchase, net of tax	—	—	—	(0.04)

Non-GAAP	$0.57	$0.49	$1.87	$2.13

North America Earnings from Operations:
GAAP	$31,474	$27,490	$106,482	$116,054
Severance and restructuring expenses	771	535	3,325	2,834

Non-GAAP	$32,245	$28,025	$109,807	$118,888

EMEA Earnings from Operations:
GAAP	$776	$3,981	$3,897	$20,383
Severance and restructuring expenses	3,642	1,326	9,415	3,483

Non-GAAP	$4,418	$5,307	$13,312	$23,866

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958